Exhibit 5.1

                             SNOW BECKER KRAUSS P.C.
                                605 Third Avenue
                               New York, NY 10158
                              Phone: (212) 687-3860
                               Fax: (212) 949-7052

                                                                  August 3, 2000

American International Petroleum Corporation
2950 North Loop West, Suite 100
Houston, Texas  77092

Ladies and Gentlemen:

We are counsel to American International Petroleum Corporation, a Nevada corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-3 (the "Registration Statement") relating to the offer and sale of 30,800,000 shares of the Company's common stock by the selling securityholders named in the Registration Statement, including

     o 30,000,000 shares (the "Conversion Shares") that they may acquire upon conversion of the Company's series A convertible preferred stock.

     o 800,000 shares (the "Warrant Shares") that they may acquire upon exercise of warrants.

We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. Based upon the foregoing, it is our opinion that:

     1. The Company has been duly organized, is validly existing and in good standing under the laws of the State of Nevada

     2.   The   Conversion   Shares  and  the  Warrant  Shares  have  been  duly
          authorized.

     3. The Conversion Shares, when issued upon conversion of the series A convertible preferred stock in accordance with the terms of the certificate of designations filed with the Secretary of State of Nevada, will be legally issued, fully paid and non assessable.

     4. The Warrant Shares, when issued upon payment of the exercise price and other terms specified in the warrants, will be legally issued, fully paid and nonassessable.

Members of our firm own 144,518 shares of Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption Legal Matters in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                     Very truly yours,

                                                     /s/ Snow Becker Krauss P.C.
                                                     ---------------------------
                                                     SNOW BECKER KRAUSS P.C.